© Health Catalyst. • In 1H 2024 we signed more net new Platform Subscription Clients than in all of 2023, and our updated expectations of low-20s net new Platform Subscription Clients would represent the strongest year in the company’s history for this metric. • We announced multiple client wins including: SingHealth, the largest group of healthcare organizations in Singapore, and Adena, a 4-hospital system in Ohio, as new clients and an expansion with South Dakota Health Link, a longstanding Health Information Exchange client. As a note, we typically see Health Information Exchange and international contracts take longer to fully ramp into revenue due to lengthier implementation timelines. • We are pleased to have announced in July that we entered into a new Credit Facility for up to $225 million with Silver Point Finance, providing us with dry powder to fuel inorganic growth that enables us to continue to be a consolidation platform for our clients. • We announced the acquisitions of Carevive and Lumeon and these acquisitions provide additional cross-sell opportunity within our expanding client base. • With the combination of growth from new clients, expansions with existing clients, additional non-recurring revenue, and momentum from acquisitions, we have renewed confidence in our expectation that we will return to double digit topline growth and achieve ~50% Adjusted EBITDA growth in 2025. Health Catalyst Q2 2024 Financial Highlights & Key Themes 1 • Q2 2024 Total Revenue: $75.9M; above guidance midpoint (range of $73.5M to $76.5M) • Q2 2024 Net Loss: $13.5M; no guidance was previously provided • Q2 2024 Adjusted EBITDA(1): $7.5M; above guidance midpoint (range of $5.0M to $7.0M) Q2 2024 Revenue, Net Loss and Adjusted EBITDA 2024 Guidance and Forward-Looking Commentary • Reiterating FY 2024 Revenue guidance of $304M to $312M • Guiding to Q3 2024 Revenue of $74.5M to $77.5M • Reiterating FY 2024 Adjusted EBITDA(2) guidance of $24M to $26M • Guiding to Q3 2024 Adjusted EBITDA(2) of $6.0M to $8.0M • We are updating our FY 2024 bookings expectations for both net new Platform Subscription Clients(3) and Dollar-Based Retention Rate. • For FY 2024, we anticipate net new Platform Subscription Clients(3) in the low 20s with an average ARR + non-recurring revenue falling between $400,000 and $1 million. • For FY 2024, we anticipate Dollar-Based Retention of 100% - 106%. This Dollar-Based Retention Rate range excludes an additional expected ~3-4 pts of 2025 revenue growth from non-recurring expansions. Key Themes and Recent Wins Note: This summary contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the third quarter and full year 2024. See press release dated August 7, 2024 furnished as Exhibit 99.1 on a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2024 for additional information about our forward-looking statements. (1) See "Non-GAAP Financial Measures--Adjusted EBITDA" in the press release dated August 7, 2024 furnished as Exhibit 99.1 on a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2024. (2) We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable measure calculated in accordance with GAAP, and have not provided forward-looking guidance for net loss because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted. (3) Platform Subscription Clients (also referred to as DOS Subscription Clients) include clients who directly or indirectly access our DOS platform or Health Catalyst Ignite via a technology subscription contract. Indirect access may include platform module components such as Healthcare.AI, Pop Analyzer, IDEA, and other platform components.